UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 27, 2018

Date of Report (Date of earliest event reported)

EVIO, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-12350	47-1890509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

62930 O. B. Riley Rd, Suite 300, Bend, OR	97703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (541) 633-4568

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

Property Purchase Agreement

On June 27, 2018, Greenhaus Analytical Labs, LLC (“Greenhaus”), a wholly-owned subsidiary of EVIO, Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “PSA”) with Michael G. Myers (“Myers”). Pursuant to the PSA, Greenahus will acquire the property commonly known as “Tigard Warehouse” located at 14775 SW 74th Ave., Tigard, OR 97224 (the “Property”) for a total purchase price of $1,150,000, with $25,000 due upon execution of the PSA, $475,000 to be escrowed, and $650,000 in the form of a secured promissory note (the “Myers Note”). The Myers Note will be secured by a deed of trust for the Property and bears 8% interest per annum. The PSA and Myers Note otherwise contain standard representations and warranties. The foregoing discussion is for summary purposes only and is qualified in its entirety by the actual terms of the PSA and its exhibits, which are included herewith as an Exhibit. The Property will be held by 14775 SW 74th Ave. LLC, a subsidiary held by EVIO Labs OR, Inc. and managed by the Company. The Property purchase is subject to a commercial lease held by MRX (defined below) which will be acquired by Greenhaus pursuant to the APA (below defined).

MRX Acquisition Agreement

On June 27, 2018, Greenhaus executed an Asset Purchase Agreement (“APA”) with MRX Labs LLC, an Oregon limited liability company (“MRX”). Pursuant to the APA, Greenhaus acquired certain tangible and intangible assets of MRX, including but limited to (i) furniture, (ii) fixtures, (iii) client and vender contracts, (iv) inventory, (v) goodwill, (vi) ownership rights to any copyrightable works, including all related copyright registrations, (vii) know-how or other trade secrets, whether or not reduced to practice, (viii) licenses, options to license and other contractual rights to use intellectual property, (ix) computer and electronic data processing programs and software programs, (x) equipment, (xi) customer lists, (xii) “know-how ” and proprietary information and trade secrets relating to the MRX’s business operations, (xiii) manufacturers' warranties (including pending warranty claims) and manuals relating to the purchased assets (xiv) an irrevocable license to use the tradename “MRX Labs” for six months, (xv) certain assets specifically listed in Exhibit A of the APA and (xvi) MRX’s books and records relating to the foregoing (the “Assets”). The total purchase price for the Assets is $1,500,000, payable as a cashier’s check or wire transfer in the amount of $750,000 and a promissory note in the principal amount of $750,000 (the “MRX Note”). Pursuant to the APA, MRX agreed to indemnify, defend and hold harmless Greenhaus from and against all losses incurred or suffered by Greenhaus resulting from any breach of any covenant or agreement of MRX and any liability or obligation of MRX arising out of or in connection with the ownership, use, condition, maintenance, or operation of the MRX’s business or the Assets on or before the closing of the APA. Greenhaus also agreed to indemnify, defend and hold harmless MRX from and against all losses incurred or suffered by MRX resulting from any breach of any covenant or agreement of Greenhaus contained in the APA. The APA and MRX Note otherwise contain standard representations and warranties.

The foregoing discussion is for summary purposes only and is qualified in its entirety by the actual terms of the APA and its Exhibits, which are included herewith as an Exhibit.

Item 2.01 Completion of Acquisition of Disposition of Assets.

See the discussion regarding Greenhaus’s acquisition of the Assets from MRX in Item 1.01, which is incorporated by reference. The acquisition of the Assets closed July 5, 2018.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the discussions regarding the Myers Note and the MRX Note in Item 1.01, which are incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description

99.1	Purchase and Sale Agreement with Michael Myers

99.2	Asset Purchase Agreement with MRX Labs, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVIO, INC.

Date: July 6, 2018	By:	/s/ William Waldrop
William Waldrop
Chief Executive Officer

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